Exhibit 3.1

CERTIFICATE OF DESIGNATION OF

RIGHTS AND PREFERENCES OF

THE SERIES C-1 PREFERRED STOCK

AND

THE SERIES C-2 PREFERRED STOCK

OF

VIRTUALSCOPICS, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

It is hereby certified that:

1.        The name of the Corporation (hereinafter called the “Corporation”) is VirtualScopics, Inc., a Delaware corporation. For purposes hereof, references to the Corporation shall include any successor.

2.        The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of Fifteen Million (15,000,000) shares of preferred stock, $0.001 par value per share, Eight Thousand Four Hundred (8,400) of which have been previously designated as Series A Convertible Preferred Stock and Six Thousand (6,000) of which have been previously designated as Series B Convertible Preferred Stock, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3.        The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of Preferred Stock to be designated as “Series C-1 Preferred Stock” and creating a series of Preferred Stock to be designated as “Series C-2 Preferred Stock”:

RESOLVED, that Three Thousand (3,000) of the Fourteen Million Nine Hundred Eighty-Five Thousand Six Hundred (14,985,600) authorized but undesignated shares of preferred stock of the Corporation shall be designated Series C-1 Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

PART I. SERIES C-1 PREFERRED STOCK:

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part I refer to sections and subsections of this Part I.

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1. Certain Definitions. For purposes of this Part I, capitalized terms used and not otherwise defined herein that are defined in that certain Series C Preferred Stock and Warrant Purchase Agreement dated April 3, 2012 pursuant to which the Series C-1 Preferred Stock was originally issued (the “Securities Purchase Agreement” or the “Purchase Agreement”) shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Certificate of Designation” shall mean this Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc.

“Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Dividends” shall have the meaning set forth in Part I, Section 4.1 below.

“Dividend Payment Date” shall have the meaning set forth in Part I, Section 4.1 below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Cap” shall have the meaning set forth in Part I, Section 7.1.5(a) below.

“Exempt Issuance” shall mean the grant or issuance of Exempted Securities as specified in Section 7.6.1.

“Investor Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 3 below.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Preferred Stock” shall mean the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock.

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“Principal Market” shall mean the Nasdaq Capital Market.

“Purchaser” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Required Holders” shall mean Persons holding, in the aggregate, at least a majority of the then outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock.

“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Part I, Section 1 above.

“Series B Amendments” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series B Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series C-1 Conversion Price” shall have the meaning set forth in Part I, Section 7.1.1 below.

“Series C-1 Holder” shall mean a holder of Series C-1 Preferred Stock at the applicable time.

“Series C-1 Original Issue Date” shall mean the date of the first issuance of any Series C-1 Preferred Stock regardless of the number of transfers of any particular share of Series C-1 Preferred Stock.

“Series C-1 Original Issue Price” shall mean $1,000.

“Shareholder Issuance Approval” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Shareholder Issuance Approval Deadline” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Agreements” shall have the meaning ascribed to it in the Securities Purchase Agreement.

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“Volume Weighted Average Price” shall mean, for any security as of any date, (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service selected by the Corporation (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Corporation’s Board of Directors in good faith. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for all Trading Days during the period.

“Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock for which the Warrants can be exercised, as further described in the Warrants.

2. Designation and Amount. Three Thousand (3,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), par value $0.001 per share. The Series C-1 Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series C-1 Stated Value”).

3. Rank. The Series C-1 Preferred Stock shall rank: (i) pari passu to the Corporation’s Series C-2 Convertible Preferred Stock (“Parity Securities”), (ii) prior and senior to all of the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (iii) prior and senior to all of the Corporation’s Series A Convertible Preferred Stock and all of the Corporation’s Series B Convertible Preferred Stock; (iv) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Corporation’s Series A Convertible Preferred Stock, the Corporation’s Series B Convertible Preferred Stock and the Common Stock, “Junior Securities”); and (v) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote or consent of the Required Holders as permitted under the terms of Section 6.3 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series C-1 Preferred Stock (“Senior Securities”), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

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4.   Dividends.

4.1       Dividends. Series C-1 Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Series C-1 Stated Value per share) of four percent (4%) per annum (the “Dividend Rate”) payable (x) in cash quarterly, in arrears, on the first Business Day of each calendar quarter after the Series C-1 Original Issue Date, if so elected for quarterly dividend payments in a calendar year by Series C-1 Holders who at the relevant time hold a majority of the outstanding shares of Series C-1 Preferred Stock (the “Series C-1 Majority Holders”), by written notice sent to the Corporation at least five (5) Business Days in advance of such calendar year or with respect to calendar year 2012, by April 20, 2012 and (y) if not so elected by such Series C-1 Majority Holders and except as provided in Section 4.2, such Dividends shall accrue and be payable on the earlier to occur of (aa) each Conversion Time (as defined in Part I, Section 7.1.4) (as to the Series C-1 Stated Value then being converted) or (bb) the liquidation of the Corporation or any redemption of the Series C-1 Preferred Stock (except that, in the case of (aa) and (bb), if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”).

4.2       Payment of Dividends. Dividend payments to each Series C-1 Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. Subject to the provisions of Section 7.1.5, the Series C-1 Majority Holders may request in writing delivered to the Corporation that a Dividend payment shall be made in duly authorized, validly issued, fully paid and non-assessable unregistered or registered shares of Common Stock or in a combination thereof and cash; provided, however, that except as otherwise provided herein, if at any time the Corporation pays Dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Series C-1 Holders and Series C-2 Holders based upon the number of shares of Common Stock into which the Series C-1 Preferred Stock and Series C-2 Preferred Stock held by each such Series C-1 Holder and Series C-2 Holder are then convertible on such Dividend Payment Date. Shares issued as the payment of Dividends pursuant to the provisions of this paragraph shall be valued solely for such purpose at the average of the Volume Weighted Average Prices for the twenty (20) Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date; provided, however, in no event shall shares of Common Stock be issued as the payment of Dividends at a price per share of less than $1.2043 (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), without the consent of the Corporation and the Series C-1 Majority Holders.

All payments due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America, provided that, to the extent that any accrued Dividend has not been paid when due, the Series C-1 Majority Holders and the Corporation may agree, in whole or in part, that such accrued and unpaid Dividend may be added to the Series C-1 Stated Value of the Series C-1 Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation and such additional Series C-1 Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Series C-1 Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

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4.3       Certain Rights and Remedies Regarding Dividends. The Series C-1 Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. Dividends on the Series C-1 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Series C-1 Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

4.4       Participation in Common Stock Dividends. If the Corporation shall pay any dividends with respect to shares of Common Stock (and provided, in each case, that the Required Holders have consented to such payment in accordance with Section 6.3), then, concurrently with the payment of such dividend to the holders of Common Stock, and in addition to all other dividends to which the Series C-1 Holders may be entitled pursuant to the terms of this Certificate of Designation with respect to the Series C-1 Preferred Stock held by them, the Corporation shall pay the Series C-1 Holders an amount equal to the aggregate dividends to which they would have been entitled had all of their shares of Series C-1 Preferred Stock been converted into Common Stock (without regard to any limitations on the ability to convert and whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) on or before the record date for such dividend.

4.5       Certain Limitations on the Payment of Dividends. If the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities impose limits on the Corporation’s ability to issue shares of Common Stock in excess of the number of shares which may be issued without violating such rules and regulations, then the Corporation shall not be entitled or obligated to pay Dividends in shares of Common Stock if, and to the extent that, such limitation would be exceeded, but shall instead pay any such dividends in cash.

4.6       Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series C-1 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series C-1 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

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5.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

5.1          Preferential Payments to Holders of Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Preferred Stock, other than the holders of Series C-2 Preferred Stock (who shall participate pari passu with the holders of Series C-1 Preferred Stock), the holders of Common Stock or the holders of any other Junior Securities by reason of their ownership thereof, an amount per share of Series C-1 Preferred Stock equal to the Series C-1 Stated Value, plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 5.1 and the holders of shares of Series C-2 Preferred Stock the full amount to which they shall be entitled under Part II, Subsection 5.1, the holders of shares of Series C-1 Preferred Stock and the holders of shares of Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5.2          Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock and any other series of the Corporation’s preferred stock with priority as to distributions of assets upon liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series C-1 Preferred Stock, the holders of shares of Series C-2 Preferred Stock, the holders of shares of Common Stock and the holders of any other shares of the Corporation’s preferred stock entitled to participate in the distribution of assets upon liquidation with the holders of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation (including all certificates of designation) immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C-1 Preferred Stock is entitled to receive under Part I, Subsections 5.1 and 5.2 is hereinafter referred to as the “Series C-1 Liquidation Amount.”

5.3         Deemed Liquidation Events.

5.3.1          Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Required Holders elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

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a.        a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

b.        the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

c.        the acquisition by a Person or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) pursuant to a purchase, tender or exchange offer for the shares of the capital stock of the Corporation that has been approved by the Board of Directors of the Corporation and to which the Corporation is a constituent party, pursuant to which stockholders of the Corporation immediately prior to such tender offer own less than fifty percent (50%) of the equity or voting power of the Corporation immediately after such purchase, tender or exchange offer, on a fully-diluted basis.

5.3.2      Effecting a Deemed Liquidation Event.

a.        The Corporation shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation or other applicable agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2.

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b.        In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-1 Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series C-1 Preferred Stock, and (ii) if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series C-1 Preferred Stock and shares of Series C-2 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount and Series C-2 Liquidation Amount, respectively. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock to the fullest extent of such Available Proceeds (in proportion to the respective amounts which would otherwise be payable on the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full), and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 5.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

c.        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash and the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

d.        Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

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6.          Voting.

6.1        General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C-1 Preferred Stock shall be entitled to cast the number of votes equal to (a) the Series C-1 Stated Value of such shares divided by (b) $1.53 (with such price in subsection (b) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), as of the record date for determining stockholders entitled to vote on such matter, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or by the other provisions of the Certificate of Incorporation (including this Certificate of Designation), holders of Series C-1 Preferred Stock and holders of Series C-2 Preferred Stock and holders of other voting preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class, and not as separate classes.

6.2        Election of Directors. So long as the number of outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, shall equal or exceed such number of shares that can be converted into Common Stock which represents beneficial ownership of more than five percent (5%) of the outstanding shares of Common Stock (without regard to or giving effect to any limitations on the ability to convert in effect prior to the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement)), the holders of record of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For purposes of this Subsection 6.2, beneficial ownership shall be determined by the Corporation in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any director elected as provided in the preceding sentences may be removed with or without cause by, and only by, the affirmative vote of the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose, or pursuant to a written consent of stockholders. If the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock fail to elect such a director, then any directorship not so filled shall remain vacant until such time as the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. Any vacancy in the position of Series C Director shall be filled by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. At any meeting held for the purpose of electing the Series C Director, the presence in person or by proxy of the holders of a majority, in the aggregate, of the outstanding shares of the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall constitute a quorum for the purpose of electing such Series C Director.

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6.3        Series C-1 Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

6.3.1        alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or alter or amend this Certificate of Designation, or

6.3.2        authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation or Deemed Liquidation Event senior to or otherwise pari passu with the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.3        amend the Certificate of Incorporation or other charter documents so as to affect adversely any rights of the holders of Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.4        increase the authorized number of shares of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other preferred stock of the Corporation, or

6.3.5        do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

6.3.6        decrease the Dividend Rate of (i) the Series C-1 Preferred Stock as provided in Part I, Section 4.1, or (ii) the Series C-2 Preferred Stock as provided in Part II, Section 4.1, or

6.3.7        declare, pay or set apart for payment, any dividends or other distributions (whether in cash, securities or other property) on any other class or series of the Corporation’s capital stock or make any other payment or distribution in respect of the Corporation’s capital stock (other than (i) the payment and accrual of dividends in respect of Series B Convertible Preferred Stock outstanding as of the Series C-1 Original Issue Date, at the dividend rate and on the other terms and conditions in the Series B Amendments, (ii) the Series C-1 Preferred Stock pursuant to Part I, Section 4 and (iii) the Series C-2 Preferred Stock pursuant to Part II, Section 4), or

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6.3.8        redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares, except (i) pursuant to the terms of any plan, agreement or arrangement approved by the Board of Directors of the Corporation respecting employees of the Corporation, (ii) the Series B Warrants (other than the Amended and Restated Series B Warrants (as defined in the Securities Purchase Agreement)) pursuant to the terms thereof as in effect on the date hereof or (iii) for the redemption of Series C-1 Preferred Stock pursuant to Part I, Section 5.3.2 or Series C-2 Preferred Stock pursuant to Part II, Section 5.3.2, or

6.3.9        amend the anti-dilution adjustment in respect of (i) the Series C-1 Preferred Stock for subsequent equity sales as provided in Part I, Section 7.8 or (ii) the Series C-2 Preferred Stock for subsequent equity sales as provided in Part II, Section 7.8, or

6.3.10        enter into any Deemed Liquidation Event in which the Series C-1 Holders would receive an aggregate amount equal to less than the liquidation preference set forth in Part I, Section 5.1, or

6.3.11        amend the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock, as amended, or the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or otherwise alter or change the preferences or rights given to the holders of Series A Preferred Stock in the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock or the preferences or rights given to the holders of Series B Preferred Stock in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or

6.3.12        enter into any agreement with respect to the foregoing.

7.         Optional Conversion. The holders of the Series C-1 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

7.1         Right to Convert.

7.1.1        Conversion Ratio. Each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, but not before the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) (notwithstanding the outcome of said vote), without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series C-1 Stated Value, plus, if consented to by the Corporation, all accrued and unpaid Dividends, by (ii) the Series C-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-1 Conversion Price” shall initially be equal to $1.2043. Such initial Series C-1 Conversion Price, and the rate at which shares of Series C-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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7.1.2        Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C-1 Preferred Stock pursuant to Section 5.3.2(b), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C-1 Preferred Stock.

7.1.3        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C-1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C-1 Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

7.1.4        Mechanics of Conversion. In order for a holder of Series C-1 Preferred Stock to voluntarily convert shares of Series C-1 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C-1 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C-1 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C-1 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall be substantially in the form of Notice of Conversion attached hereto as Exhibit A, and shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time and in any event by no later than the third (3rd) Trading Day after the Conversion Time, (i) issue and deliver to such holder of Series C-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C-1 Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 7.1.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared or accrued but unpaid dividends on the shares of Series C-1 Preferred Stock converted (unless the Corporation and such holder shall have agreed to the conversion of such unpaid dividends into shares of Common Stock).

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7.1.5      Limitations on the Number of Shares Issuable.

a.        Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-1 Majority Holders, that such approval is not required, then the Corporation may not issue any shares of Common Stock upon conversion of the Series C-1 Preferred Stock or in payment of Dividends, if the issuance of such shares of Common Stock would cause the Corporation to exceed the aggregate number of shares of Common Stock which the Corporation may issue (A) upon conversion of all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Corporation’s obligations under the rules and regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each holder of Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to such holder’s pro-rata portion (based on the aggregate Stated Value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement) of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Series C-1 Preferred Stock or Series C-2 Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Series C-1 Preferred Stock or Series C-2 Preferred Stock shall convert all of such holder’s Series C-1 Preferred Stock and Series C-2 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock then held by each such holder.

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b.        Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C-1 Holder any shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock (“Conversion Shares”) or in payment of any Dividends, to the extent such shares after giving effect to such issuance and when added to the number of shares of Common Stock beneficially owned by such Series C-1 Holder and which were previously issued upon conversion of any shares of Series C-1 Preferred Stock, issued in payment of any Dividends and issued upon conversion of any shares of Series C-2 Preferred Stock and any dividends thereon, and exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Series C-1 Holder (together with such Series C-1 Holder’s affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Corporation’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Corporation obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-1 Majority Holders, that such approval is not required.

For purposes of this Subsection 7.1.5(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

For purposes of this Subsection 7.1.5(b), in determining the number of outstanding shares of Common Stock, a Series C-1 Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Corporation’s most recent Quarterly Report on Form 10-Q or, if later, Annual Report on Form 10-K, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Corporation, or (iii) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Series C-1 Holder, the Corporation shall within five Business Days confirm orally and in writing to such Series C-1 Holder the number of shares of Common Stock then outstanding.

7.2        Reservation of Shares. The Corporation shall at all times when the Series C-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series C-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C-1 Conversion Price.

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7.3        Effect of Conversion. All shares of Series C-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 7.1.3 and to receive payment of any dividends declared or accrued but unpaid thereon. Any shares of Series C-1 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-1 Preferred Stock accordingly.

7.4        No Further Adjustment. Upon any such conversion, no adjustment to the Series C-1 Conversion Price shall be made for any declared but unpaid dividends on the Series C-1 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

7.5        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-1 Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-1 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.6        Adjustments to Series C-1 Conversion Price for Diluting Issues.

7.6.1        Special Definitions. For purposes of this Part I, Section 7, in addition to the definitions set forth above, the following definitions shall apply

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7.7 below, deemed to be issued) by the Corporation after the Series C-1 Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

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(i)          shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series B Preferred Stock; or

(ii)          shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 7.10, 7.11, 7.12 or 7.13; or

(iii)         shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

(iv)         shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)          shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(vi)         shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)        shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of another corporation by the Corporation or its subsidiary by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

7.6.2          No Adjustment of Series C-1 Conversion Price. No adjustment in the Series C-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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7.7        Deemed Issue of Additional Shares of Common Stock.

7.7.1          If the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

7.7.2          If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C-1 Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C-1 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause 7.7.2 shall have the effect of increasing the Series C-1 Conversion Price to an amount which exceeds the lower of (i) the Series C-1 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C-1 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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7.7.3          If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8 (either because the consideration per share (determined pursuant to Subsection 7.8.1) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C-1 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C-1 Original Issue Date), are revised after the Series C-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 7.7.1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

7.7.4          Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8, the Series C-1 Conversion Price shall be readjusted to such Series C-1 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

7.7.5          If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C-1 Conversion Price provided for in this Subsection 7.7 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses 7.7.2 and 7.7.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C-1 Conversion Price that would result under the terms of this Subsection 7.7 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C-1 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

7.8          Adjustment of Series C-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall, at any time after the date the Corporation obtains the Shareholder Issuance Approval, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 7.7), without consideration or for a consideration per share less than the Series C-1 Conversion Price in effect immediately prior to such issue, then the Series C-1 Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock issued or deemed to be issued.

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7.8.1      Determination of Consideration. For purposes of this Subsection 7.8.1, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

a.          Cash and Property: Such consideration shall:

(i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

b.         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7.7, relating to Options and Convertible Securities, shall be determined by dividing:

(i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

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7.9          Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8 then, upon the final such issuance, the Series C-1 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

7.10        Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C-1 Original Issue Date combine the outstanding shares of Common Stock, the Series C-1 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.11        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C-1 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C-1 Conversion Price then in effect by a fraction:

(i)          the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C-1 Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series C-1 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

7.12          Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series C-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

7.13          Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 7.6, 7.11, or 7.12), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C-1 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C-1 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series C-1 Preferred Stock, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the Series C-1 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C-1 Preferred Stock.

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7.14         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C-1 Conversion Price pursuant to this Section 7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C-1 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C-1 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C-1 Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C-1 Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C-1 Preferred Stock.

7.15       Notice of Record Date. In the event:

7.15.1          the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

7.15.2          of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

7.15.3          of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C-1 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C-1 Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C-1 Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8.          Miscellaneous.

8.1        Waiver. No failure or delay on the part of a Series C-1 Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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8.2        Consent to Waiver. Any provision of this Certificate of Designation applicable to the Series C-1 Preferred Stock may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Series C-1 Holders, and all future Series C-1 Holders for which such rights have been waived.

8.3        Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) business day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Series C-1 Holders shall be as shown on the records of the Corporation; and the address of the Corporation shall be VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Series C-1 Holders and the Corporation may change the address for service by service of written notice to the other as herein provided.

8.4        Equitable Relief. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Certificate of Designation and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. The Corporation and each Series C-1 Holder (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE CORPORATION AND SERIES C-1 HOLDERS EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATION, THE OTHER TRANSACTION AGREEMENTS, THE SERIES C-1 PREFERRED STOCK OR THE SUBJECT MATTER HEREOF OR THEREOF.

8.5        Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and the initial purchaser of the Series C-1 Preferred Stock and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

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8.6        Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any Series C-1 Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or any of the other Transaction Agreements. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Series C-1 Holders, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Agreements, that the Series C-1 Holders shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Agreements and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

and it is further

RESOLVED, that Three Thousand (3,000) of the Fourteen Million Nine Hundred Eighty-Five Thousand Six Hundred (14,985,600) authorized but undesignated shares of preferred stock of the Corporation shall be designated Series C-2 Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

PART II. SERIES C-2 PREFERRED STOCK:

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part II refer to sections and subsections of this Part II.

1. Certain Definitions. For purposes of this Part II, capitalized terms used and not otherwise defined herein that are defined in that certain Series C Preferred Stock and Warrant Purchase Agreement dated April 3, 2012 pursuant to which the Series C-2 Preferred Stock was originally issued (the “Securities Purchase Agreement” or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

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“Certificate of Designation” shall mean this Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc.

“Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Dividends” shall have the meaning set forth in Part II, Section 4.1 below.

“Dividend Payment Date” shall have the meaning set forth in Part II, Section 4.1 below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Cap” shall have the meaning set forth in Part II, Section 7.1.5(a) below.

“Exempt Issuance” shall mean the grant or issuance of Exempted Securities as specified in Section 7.6.1.

“Investor Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 3 below.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Preferred Stock” shall mean the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock.

“Principal Market” shall mean the Nasdaq Capital Market.

“Purchaser” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Required Holders” shall mean Persons holding, in the aggregate, at least a majority of the then outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock.

“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Part I, Section 1 above.

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“Series B Amendments” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series B Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series C-2 Conversion Price” shall have the meaning set forth in Part II, Section 7.1.1 below.

“Series C-2 Holder” shall mean a holder of Series C-2 Preferred Stock at the applicable time.

“Series C-2 Original Issue Date” shall mean the date of the first issuance of any Series C-2 Preferred Stock regardless of the number of transfers of any particular share of Series C-2 Preferred Stock.

“Series C-2 Original Issue Price” shall mean $1,000.

“Shareholder Issuance Approval” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Shareholder Issuance Approval Deadline” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Agreements” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Volume Weighted Average Price” shall mean, for any security as of any date, (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service selected by the Corporation (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Corporation’s Board of Directors in good faith. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for all Trading Days during the period.

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“Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock for which the Warrants can be exercised, as further described in the Warrants.

2. Designation and Amount. Three Thousand (3,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred Stock”), par value $0.001 per share. The Series C-2 Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series C-2 Stated Value”).

3. Rank. The Series C-2 Preferred Stock shall rank: (i) pari passu to the Corporation’s Series C-1 Convertible Preferred Stock (“Parity Securities”), (ii) prior and senior to all of the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (iii) prior and senior to all of the Corporation’s Series A Convertible Preferred Stock and all of the Corporation’s Series B Convertible Preferred Stock; (iv) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Corporation’s Series A Convertible Preferred Stock, the Corporation’s Series B Convertible Preferred Stock and the Common Stock, “Junior Securities”); and (v) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote or consent of the Required Holders as permitted under the terms of Section 6.3 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series C-2 Preferred Stock (“Senior Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4.	Dividends.

4.1          Dividends. Series C-2 Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Series C-2 Stated Value per share) of four percent (4%) per annum (the “Dividend Rate”) payable (x) in cash quarterly, in arrears, on the first Business Day of each calendar quarter after the Series C-2 Original Issue Date, if so elected for quarterly dividend payments in a calendar year by Series C-2 Holders who at the relevant time hold a majority of the outstanding shares of Series C-2 Preferred Stock (the “Series C-2 Majority Holders”), by written notice sent to the Corporation at least five (5) Business Days in advance of such calendar year or with respect to calendar year 2012, by April 20, 2012 and (y) if not so elected by such Series C-2 Majority Holders and except as provided in Section 4.2, such Dividends shall accrue and be payable on the earlier to occur of (aa) each Conversion Time (as defined in Part II, Section 7.1.4) (as to the Series C-2 Stated Value then being converted) or (bb) the liquidation of the Corporation, or any redemption of the Series C-2 Preferred Stock (except that, in the case of (aa) and (bb), if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”).

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4.2         Payment of Dividends. Dividend payments to each Series C-2 Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. Subject to the provisions of Section 7.1.5, the Series C-2 Majority Holders may request in writing delivered to the Corporation that a Dividend payment shall be made in duly authorized, validly issued, fully paid and non-assessable unregistered or registered shares of Common Stock or in a combination thereof and cash; provided, however, that except as otherwise provided herein, if at any time the Corporation pays Dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Series C-1 Holders and Series C-2 Holders based upon the number of shares of Common Stock into which the Series C-1 Preferred Stock and Series C-2 Preferred Stock held by each such Series C-1 Holder and Series C-2 Holder are then convertible on such Dividend Payment Date. Shares issued as the payment of Dividends pursuant to the provisions of this paragraph shall be valued solely for such purpose at the average of the Volume Weighted Average Prices for the twenty (20) Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date; provided, however, in no event shall shares of Common Stock be issued as the payment of Dividends at a price per share of less than $1.2043 (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), without the consent of the Corporation and the Series C-2 Majority Holders.

All payments due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America, provided that, to the extent that any accrued Dividend has not been paid when due, the Series C-2 Majority Holders and the Corporation may agree, in whole or in part, that such accrued and unpaid Dividend may be added to the Series C-2 Stated Value of the Series C-2 Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation and such additional Series C-2 Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Series C-2 Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

4.3          Certain Rights and Remedies Regarding Dividends. The Series C-2 Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. Dividends on the Series C-2 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Series C-2 Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

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4.4         Participation in Common Stock Dividends. If the Corporation shall pay any dividends with respect to shares of Common Stock (and provided, in each case, that the Required Holders have consented to such payment in accordance with Section 6.3), then, concurrently with the payment of such dividend to the holders of Common Stock, and in addition to all other dividends to which the Series C-2 Holders may be entitled pursuant to the terms of this Certificate of Designation with respect to the Series C-2 Preferred Stock held by them, the Corporation shall pay the Series C-2 Holders an amount equal to the aggregate dividends to which they would have been entitled had all of their shares of Series C-2 Preferred Stock been converted into Common Stock (without regard to any limitations on the ability to convert and whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) on or before the record date for such dividend.

4.5         Certain Limitations on the Payment of Dividends. If the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities impose limits on the Corporation’s ability to issue shares of Common Stock in excess of the number of shares which may be issued without violating such rules and regulations, then the Corporation shall not be entitled or obligated to pay Dividends in shares of Common Stock if, and to the extent that, such limitation would be exceeded, but shall instead pay any such dividends in cash.

4.6         Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series C-2 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series C-2 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

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5.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

5.1          Preferential Payments to Holders of Series C-2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Preferred Stock, other than the holders of Series C-1 Preferred Stock (who shall participate pari passu with the holders of Series C-2 Preferred Stock), the holders of Common Stock or the holders of any other Junior Securities by reason of their ownership thereof, an amount per share of Series C-2 Preferred Stock equal to the Series C-2 Stated Value, plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 5.1 and the holders of shares of Series C-1 Preferred Stock the full amount to which they shall be entitled under Part I, Subsection 5.1, the holders of shares of Series C-1 Preferred Stock and the holders of shares of Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5.2          Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock and any other series of the Corporation’s preferred stock with priority as to distributions of assets upon liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series C-1 Preferred Stock, the holders of shares of Series C-2 Preferred Stock, the holders of shares of Common Stock and the holders of any other shares of the Corporation’s preferred stock entitled to participate in the distribution of assets upon liquidation with the holders of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation (including all certificates of designation) immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C-2 Preferred Stock is entitled to receive under Part II, Subsections 5.1 and 5.2 is hereinafter referred to as the “Series C-2 Liquidation Amount.”

5.3         Deemed Liquidation Events.

5.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Required Holders elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

a.         a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

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b.         the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

c.         the acquisition by a Person or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) pursuant to a purchase, tender or exchange offer for the shares of the capital stock of the Corporation that has been approved by the Board of Directors of the Corporation and to which the Corporation is a constituent party, pursuant to which stockholders of the Corporation immediately prior to such tender offer own less than fifty percent (50%) of the equity or voting power of the Corporation immediately after such purchase, tender or exchange offer, on a fully-diluted basis.

5.3.2         Effecting a Deemed Liquidation Event.

a.         The Corporation shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation or other applicable agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2.

b.         In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-2 Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series C-2 Preferred Stock, and (ii) if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series C-1 Preferred Stock and shares of Series C-2 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount and Series C-2 Liquidation Amount, respectively. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock to the fullest extent of such Available Proceeds (in proportion to the respective amounts which would otherwise be payable on the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full), and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 5.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

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c.         Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash and the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

d.         Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

6.           Voting.

6.1         General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C-2 Preferred Stock shall be entitled to cast the number of votes equal to (a) the Series C-2 Stated Value of such shares divided by (b) $1.53 (with such price in subsection (b) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), as of the record date for determining stockholders entitled to vote on such matter, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or by the other provisions of the Certificate of Incorporation (including this Certificate of Designation), holders of Series C-1 Preferred Stock and holders of Series C-2 Preferred Stock and holders of other voting preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class, and not as separate classes.

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6.2         Election of Directors. So long as the number of outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, shall equal or exceed such number of shares that can be converted into Common Stock which represents beneficial ownership of more than five percent (5%) of the outstanding shares of Common Stock (without regard to or giving effect to any limitations on the ability to convert in effect prior to the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement)), the holders of record of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For purposes of this Subsection 6.2, beneficial ownership shall be determined by the Corporation in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any director elected as provided in the preceding sentences may be removed with or without cause by, and only by, the affirmative vote of the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock fail to elect such a director, then any directorship not so filled shall remain vacant until such time as the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. Any vacancy in the position of Series C Director shall be filled by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. At any meeting held for the purpose of electing the Series C Director, the presence in person or by proxy of the holders of a majority, in the aggregate, of the outstanding shares of the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall constitute a quorum for the purpose of electing such Series C Director.

6.3         Series C-2 Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

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6.3.1         alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or alter or amend this Certificate of Designation, or

6.3.2         authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation or Deemed Liquidation Event senior to or otherwise pari passu with the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.3         amend the Certificate of Incorporation or other charter documents so as to affect adversely any rights of the holders of Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.4         increase the authorized number of shares of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other preferred stock of the Corporation, or

6.3.5         do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

6.3.6         decrease the Dividend Rate of (i) the Series C-1 Preferred Stock as provided in Part I, Section 4.1, or (ii) the Series C-2 Preferred Stock as provided in Part II, Section 4.1, or

6.3.7         declare, pay or set apart for payment, any dividends or other distributions (whether in cash, securities or other property) on any other class or series of the Corporation’s capital stock or make any other payment or distribution in respect of the Corporation’s capital stock (other than (i) the payment and accrual of dividends in respect of Series B Convertible Preferred Stock outstanding as of the Series C-2 Original Issue Date, at the dividend rate and on the other terms and conditions in the Series B Amendments, (ii) the Series C-1 Preferred Stock pursuant to Part I, Section 4 and (iii) the Series C-2 Preferred Stock pursuant to Part II, Section 4), or

6.3.8         redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares, except (i) pursuant to the terms of any plan, agreement or arrangement approved by the Board of Directors of the Corporation respecting employees of the Corporation, (ii) the Series B Warrants (other than the Amended and Restated Series B Warrants (as defined in the Securities Purchase Agreement)) pursuant to the terms thereof as in effect on the date hereof or (iii) for the redemption of Series C-1 Preferred Stock pursuant to Part I, Section 5.3.2 or Series C-2 Preferred Stock pursuant to Part II, Section 5.3.2, or

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6.3.9         amend the anti-dilution adjustment in respect of (i) the Series C-1 Preferred Stock for subsequent equity sales as provided in Part I, Section 7.8 or (ii) the Series C-2 Preferred Stock for subsequent equity sales as provided in Part II, Section 7.8, or

6.3.10       enter into any Deemed Liquidation Event in which the Series C-2 Holders would receive an aggregate amount equal to less than the liquidation preference set forth in Part II, Section 5.1, or

6.3.11       amend the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock, as amended, or the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or otherwise alter or change the preferences or rights given to the holders of Series A Preferred Stock in the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock or the preferences or rights given to the holders of Series B Preferred Stock in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or

6.3.12       enter into any agreement with respect to the foregoing.

7.           Optional Conversion. The holders of the Series C-2 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

7.1         Right to Convert.

7.1.1         Conversion Ratio. Each share of Series C-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, but not before the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) (notwithstanding the outcome of said vote), without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series C-2 Stated Value, plus, if consented to by the Corporation, all accrued and unpaid Dividends, by (ii) the Series C-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-2 Conversion Price” shall initially be equal to $1.2043. Such initial Series C-2 Conversion Price, and the rate at which shares of Series C-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

7.1.2         Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C-2 Preferred Stock pursuant to Section 5.3.2(b), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C-2 Preferred Stock.

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7.1.3         Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C-2 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C-2 Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

7.1.4         Mechanics of Conversion. In order for a holder of Series C-2 Preferred Stock to voluntarily convert shares of Series C-2 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C-2 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C-2 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C-2 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall be substantially in the form of Notice of Conversion attached hereto as Exhibit A, and shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time and in any event by no later than the third (3rd) Trading Day after the Conversion Time, (i) issue and deliver to such holder of Series C-2 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C-2 Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 7.1.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared or accrued but unpaid dividends on the shares of Series C-2 Preferred Stock converted (unless the Corporation and such holder shall have agreed to the conversion of such unpaid dividends into shares of Common Stock).

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7.1.5         Limitations on the Number of Shares Issuable.

a.      Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-2 Majority Holders, that such approval is not required, then the Corporation may not issue any shares of Common Stock upon conversion of the Series C-2 Preferred Stock or in payment of Dividends, if the issuance of such shares of Common Stock would cause the Corporation to exceed the aggregate number of shares of Common Stock which the Corporation may issue (A) upon conversion of all of the Series C-2 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Corporation’s obligations under the rules and regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each holder of Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to such holder’s pro-rata portion (based on the aggregate Stated Value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement) of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Series C-1 Preferred Stock or Series C-2 Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Series C-1 Preferred Stock or Series C-2 Preferred Stock shall convert all of such holder’s Series C-1 Preferred Stock and Series C-2 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock then held by each such holder.

b.     Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C-2 Holder any shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock (“Conversion Shares”) or in payment of any Dividends, to the extent such shares after giving effect to such issuance and when added to the number of shares of Common Stock beneficially owned by such Series C-2 Holder and which were previously issued upon conversion of any shares of Series C-2 Preferred Stock, issued in payment of any Dividends and issued upon conversion of any shares of Series C-1 Preferred Stock and any dividends thereon, and exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Series C-2 Holder (together with such Series C-2 Holder’s affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Corporation’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Corporation obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-2 Majority Holders, that such approval is not required.

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For purposes of this Subsection 7.1.5(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

For purposes of this Subsection 7.1.5(b), in determining the number of outstanding shares of Common Stock, a Series C-2 Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Corporation’s most recent Quarterly Report on Form 10-Q or, if later, Annual Report on Form 10-K, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Corporation, or (iii) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Series C-2 Holder, the Corporation shall within five Business Days confirm orally and in writing to such Series C-2 Holder the number of shares of Common Stock then outstanding.

7.2      Reservation of Shares. The Corporation shall at all times when the Series C-2 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C-2 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C-2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C-2 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series C-2 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C-2 Conversion Price.

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7.3   Effect of Conversion. All shares of Series C-2 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 7.1.3 and to receive payment of any dividends declared or accrued but unpaid thereon. Any shares of Series C-2 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-2 Preferred Stock accordingly.

7.4   No Further Adjustment. Upon any such conversion, no adjustment to the Series C-2 Conversion Price shall be made for any declared but unpaid dividends on the Series C-2 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

7.5   Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-2 Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-2 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.6      Adjustments to Series C-2 Conversion Price for Diluting Issues.

7.6.1      Special Definitions. For purposes of this Part II, Section 7, in addition to the definitions set forth above, the following definitions shall apply

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7.7 below, deemed to be issued) by the Corporation after the Series C-2 Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(i)      shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series B Preferred Stock; or

(ii)     shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 7.10, 7.11, 7.12, or 7.13; or

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(iii)      shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

(iv)     shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)      shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(vi)     shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)     shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of another corporation by the Corporation or its subsidiary by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

7.6.2      No Adjustment of Series C-2 Conversion Price. No adjustment in the Series C-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

7.7          Deemed Issue of Additional Shares of Common Stock.

 7.7.1      If the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

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7.7.2      If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C-2 Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C-2 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause 7.7.2 shall have the effect of increasing the Series C-2 Conversion Price to an amount which exceeds the lower of (i) the Series C-2 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C-2 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

7.7.3      If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8 (either because the consideration per share (determined pursuant to Subsection 7.8.1) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C-2 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C-2 Original Issue Date), are revised after the Series C-2 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 7.7.1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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7.7.4     Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8, the Series C-2 Conversion Price shall be readjusted to such Series C-2 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

7.7.5     If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C-2 Conversion Price provided for in this Subsection 7.7 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses 7.7.2 and 7.7.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C-2 Conversion Price that would result under the terms of this Subsection 7.7 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C-2 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

7.8      Adjustment of Series C-2 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall, at any time after the date the Corporation obtains the Shareholder Issuance Approval, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 7.7), without consideration or for a consideration per share less than the Series C-2 Conversion Price in effect immediately prior to such issue, then the Series C-2 Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock issued or deemed to be issued.

7.8.1      Determination of Consideration. For purposes of this Subsection 7.8.1, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

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a.         Cash and Property: Such consideration shall:

(i)      insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)      insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

b.         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7.7, relating to Options and Convertible Securities, shall be determined by dividing:

(i)      the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)      the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

7.9         Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8 then, upon the final such issuance, the Series C-2 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

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7.10        Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C-2 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C-2 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C-2 Original Issue Date combine the outstanding shares of Common Stock, the Series C-2 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.11        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C-2 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C-2 Conversion Price then in effect by a fraction:

(i)         the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)        the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C-2 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C-2 Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series C-2 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C-2 Preferred Stock had been converted into Common Stock on the date of such event.

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7.12         Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series C-2 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C-2 Preferred Stock had been converted into Common Stock on the date of such event.

7.13         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C-2 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 7.6, 7.11, or 7.12), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C-2 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C-2 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series C-2 Preferred Stock, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the Series C-2 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C-2 Preferred Stock.

7.14         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C-2 Conversion Price pursuant to this Section 7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C-2 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C-2 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C-2 Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C-2 Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C-2 Preferred Stock.

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7.15       Notice of Record Date. In the event:

7.15.1         the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C-2 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

7.15.2         of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

7.15.3         of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C-2 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C-2 Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C-2 Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8.          Miscellaneous.

8.1        Waiver. No failure or delay on the part of a Series C-2 Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.2        Consent to Waiver. Any provision of this Certificate of Designation applicable to the Series C-2 Preferred Stock may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Series C-2 Holders, and all future Series C-2 Holders for which such rights have been waived.

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8.3        Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) business day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Series C-2 Holders shall be as shown on the records of the Corporation; and the address of the Corporation shall be VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Series C-2 Holders and the Corporation may change the address for service by service of written notice to the other as herein provided.

8.4        Equitable Relief. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Certificate of Designation and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. The Corporation and each Series C-2 Holder (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE CORPORATION AND SERIES C-2 HOLDERS EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATION, THE OTHER TRANSACTION AGREEMENTS, THE SERIES C-2 PREFERRED STOCK OR THE SUBJECT MATTER HEREOF OR THEREOF.

8.5        Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and the initial purchaser of the Series C-2 Preferred Stock and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

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8.6        Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any Series C-2 Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or any of the other Transaction Agreements. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Series C-2 Holders, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Agreements, that the Series C-2 Holders shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Agreements and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Corporation has caused the Certificate of Designation to be executed in its name by its Chief Business and Financial Officer, Molly Henderson, this 3rd day of April, 2012.

CORPORATION:
VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson
Molly Henderson
Chief Business and Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert the Series C-1 or Series C-2 Convertible Preferred Stock of VIRTUALSCOPICS, INC.)

The undersigned hereby irrevocably elects to convert ___________ shares of Series [C-1/C-2] Preferred Stock, having an aggregate Stated Value of $__________ into shares of Common Stock, par value $0.001 per share (“Common Stock”), of VIRTUALSCOPICS, INC. (the “Corporation”)

[plus $_____________ in accrued and unpaid Dividends,]

all according to the conditions of the Certificate of Designation of Rights and Preferences of Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Corporation dated as of April 3rd, 2012 (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series [C-1/C-2] Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________

Applicable Conversion Price:________________________

Number of Shares of Common

Stock to be Issued Pursuant to

Conversion of the Preferred Stock:_______________________

[(ii) Conversion of accrued and unpaid Dividends: ______________________]

Signature: ___________________________________________________

Name: ______________________________________________________

Address: ____________________________________________________